Exhibit 10.3

THIRD AMENDMENT TO THE EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT (this “Amendment”) dated as of November 4, 2019 relating to the Eighth Amended and Restated Credit Agreement dated as of March 26, 2018 (as heretofore amended or modified, the “Credit Agreement”) among Charles River Laboratories International, Inc. (the “Parent Borrower”), the Subsidiary Borrowers party thereto, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the other agents party thereto.
RECITALS:
WHEREAS, the Parent Borrower has requested that the Revolving Lenders provide up to the Dollar Equivalent of $500.0 million of additional Revolving Commitments (the “Additional Revolving Commitments” and the Revolving Lenders providing Additional Revolving Commitments, the “Additional Revolving Commitment Lenders”).
WHEREAS, in connection with the Additional Revolving Commitments, the Borrowers wish to amend certain terms of the Credit Agreement with the consent of the Required Lenders in the manner set forth below.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2Amendments. As of the Third Amendment Effective Date (as defined below) and subject to the satisfaction of the terms and conditions set forth herein:

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 10.20.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.20.
“Supported QFC” has the meaning assigned to it in Section 10.20.
“Subsidiary Borrower Debt Limit” means the Subsidiary Borrowers incurring aggregate Revolving Loans, Swingline Loans and Letters of Credit under this Agreement at any time in excess of the Dollar Equivalent of $1,550,000,000.
“Third Amendment Effective Date” means November 4, 2019.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.20.
(b)Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions therein:

“USD Revolving Commitment” means, with respect to each USD Revolving Lender, the commitment of such Lender to make USD Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s USD Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.12, (b) increased from time to time pursuant to Section 2.25 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Lender’s USD Revolving Commitment as of the Third Amendment Effective Date is set forth on Schedule 2.04, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its USD Revolving Commitment as of the date of such Assignment and Assumption, as applicable. The aggregate amount of the Lenders’ USD Revolving Commitments as of the Third Amendment Effective Date is $2,050,000,000.
“Multicurrency Revolving Commitment” means, with respect to each Multicurrency Revolving Lender, the commitment of such Lender (which is a sublimit of the Revolving Commitment of such Lender) to make Multicurrency Revolving Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.12, (b) increased from time to time pursuant to Section 2.25, or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Lender’s Multicurrency Revolving Commitment as of the Third Amendment Effective Date is set forth on Schedule 2.04, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Revolving Commitment as of the date of such Assignment and Assumption, as applicable. The Dollar Equivalent of the aggregate amount of the Lenders’ Multicurrency Revolving Commitments as of the Third Amendment Effective Date is $2,050,000,000.
(c)Section 2.04(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b)    Subject to the terms and conditions set forth herein, each Multicurrency Revolving Lender agrees to make Multicurrency Revolving Loans to the Parent Borrower and/or the Subsidiary Borrowers (other than the Japanese Borrower) from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which (i) does not exceed such Lender’s Multicurrency Revolving Commitment, (ii) will not result in such Lender’s Revolving Credit Exposure exceeding the amount of such Lender’s Revolving Commitment, (iii) will not result in the Subsidiary Borrower Debt Limit to be exceeded and (iv) will not result in the total Revolving Credit Exposure exceeding the total Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower and/or the Subsidiary Borrowers may borrow, prepay and reborrow Multicurrency Revolving Loans.”

(d)Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 6.11. Leverage Ratio
The Consolidated Entities will not permit the Leverage Ratio as determined as of the end of each fiscal quarter of the Consolidated Entities to be greater than 4.00 to 1.00;
provided that, upon the U.S. Administrative Agent’s receipt of a QMA Notice and subject to the limitations set forth in the definition of Qualifying Material Acquisition, such ratio shall be increased by 0.50 to 1.00 for the four consecutive fiscal quarters ended immediately after the applicable Consummation Date; provided further that (x) if the Consummation Date is the last day of a fiscal quarter, subject to clause (y), the increased ratio set forth above shall apply as of such date and the three consecutive immediately following fiscal quarters and (y) if the applicable QMA Notice Date occurs after the date on which the financial statements for the fiscal quarter (or, if applicable, fiscal year) ended immediately after (or, if applicable, on) the applicable Consummation Date are due pursuant to Sections 5.01(a) or (b), such increased ratio shall only apply for the three consecutive fiscal quarters ended immediately after such initial fiscal quarter ended immediately after (or, if applicable, on) the applicable Consummation Date); provided further, that such an increase shall only be permitted twice during the term of this Agreement.”
(e)The Credit Agreement is hereby amended by adding the following new Section 10.20:

“Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”
(f)Each Additional Revolving Commitment Lender whose name appears on Schedule 2.04 hereto acknowledges and agrees that, on and as of the Third Amendment Effective Date, such Additional Revolving Commitment Lender shall be a Revolving Lender under the Credit Agreement and shall have a Revolving Commitment as set forth next to the name of such Additional Revolving Commitment Lender on

Schedule 2.04 hereto. Each party hereto acknowledges and agrees that, on and as of the Third Amendment Effective Date, Schedule 2.04 hereto sets forth all of the Revolving Commitments of all the Revolving Lenders.

Section 3Representations of the Borrowers. The Borrowers represent and warrant that:

(a)each of the representations and warranties made by any Loan Party contained in the Credit Agreement or in the other Loan Documents is true and correct in all material respects (if not qualified as to materiality or Material Adverse Effect) or in any respect (if so qualified) on and as of the Third Amendment Effective Date after giving effect hereto;

(b)no Default or Event of Default has occurred and is continuing on and as of the Third Amendment Effective Date after giving effect hereto;

(c)each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Amendment. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except for such as have been obtained or made and are in full force and effect or to the extent failure to obtain such authorization or consent or to take such action could not reasonably be expected to result in a Material Adverse Effect. This Amendment has been duly executed and delivered on behalf of each Loan Party. This Amendment constitutes, and each other Loan Document as modified hereby constitutes, a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(d)the execution, delivery and performance of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or those which the failure to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Consolidated Entity or any order or decree of any Governmental Authority binding on or affecting any Consolidated Entity where such violation of such order or decree, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Consolidated Entity or any of its assets, or give rise to a right thereunder to require any payment to be made by any Consolidated Entity, where such violation or result, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Consolidated Entity, except pursuant to the terms of any Loan Document.

Section 4Conditions. This Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a)the Administrative Agent shall have received from the Required Lenders and the Additional Commitment Revolving Lenders an executed counterpart hereof or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

(b)the Administrative Agent shall have received from the Borrowers an executed counterpart hereof or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

(c)the Administrative Agent shall have received all fees and other amounts due and payable by the Borrowers on the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) under the Credit Agreement;

(d)the Administrative Agent shall have shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Third Amendment Effective Date) from counsel to the Parent Borrower and its Subsidiaries in form and substance satisfactory to the Administrative Agent covering the matters set forth in the opinions delivered on the Eighth Amendment and Restatement Effective Date under Section 4.01(d) of the Credit Agreement;

(e)The Administrative Agent shall have received from the parties to any (i) Guarantee Agreement, (ii) Pledge Agreement and (iii) Security Agreement, an Eighth Amendment and Restatement Acknowledgement and Confirmation Agreement substantially in the form of Exhibit H to the Credit Agreement signed on behalf of such party;

(f)Immediately before and after giving effect to the Additional Revolving Commitments, the representations and warranties set forth in Section 3 shall be true and correct on and as of the Third Amendment Effective Date and the Administrative Agent shall have received a certificate from an officer of the Parent Borrower, in form and substantive satisfactory to the Administrative Agent certifying to the effect thereof;

(g)The Parent Borrower and its Subsidiaries shall be solvent on a consolidated basis after giving effect to the Additional Revolving Commitments and the Administrative Agent shall have received a certificate from the chief financial officer of the Parent Borrower, in form and substance reasonably satisfactory to the Administrative Agent certifying to the effect thereof; and

(h)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Amendment and the Additional Revolving Commitments and any other legal matters relating to each Loan Party, this Amendment or the Additional Revolving Commitments, all in form and substance reasonably satisfactory to the Administrative Agent.

Section 5Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

Section 6Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7Miscellaneous. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. The Borrowers shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby (including reasonable fees and expenses of Simpson Thacher & Bartlett LLP). Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.

By: /s/ David P. Johst
Name: David P. Johst
Title: Corporate Executive Vice President and General Counsel

[Signature Page to Amendment to the Eighth Amended & Restated Credit Agreement]

CHARLES RIVER NEDERLAND B.V.
By: /s/ David R. Smith
Name: David R. Smith
Title: A Manager

[Signature Page to Amendment to the Eighth Amended & Restated Credit Agreement]

CHARLES RIVER UK LIMITED
By: /s/ David P. Johst
Name: David P. Johst
Title: Director

[Signature Page to Amendment to the Eighth Amended & Restated Credit Agreement]

CHARLES RIVER LABORATORIES
JAPAN, INC.

By: /s/ David P. Johst
Name: David P. Johst
Title: Director

[Signature Page to Amendment to the Eighth Amended & Restated Credit Agreement]

CHARLES RIVER LABORATORIES
LUXEMBOURG S.A.R.L.

By: /s/ Wilbert Frieling
Name: Wilbert Frieling
Title: A Manager

[Signature Page to Amendment to the Eighth Amended & Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Lender and Issuing Bank
By:	/s/ David Hyman
Name: David Hyman
Title: Executive Director

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT Bank of America, N.A., as a Lender and Issuing Bank
By:	/s/ Linda E.C. Alto
Name: Linda E.C. Alto
Title: Senior Vice President

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT CITIZENS BANK, N.A., as a Lender and Issuing Bank
By:	/s/ Benjamin J. Sileo
Name: Benjamin J. Sileo
Title: Vice President

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT TD BANK, N.A., as a Lender and Issuing Bank
By:	/s/ Alan Garson
Name: Alan Garson
Title: Senior Vice President

[CRL Third Amendment Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and Issuing Bank
By:	/s/ Jordan Harris
Name: Jordan Harris
Title: Director

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT DNB Capital LLC, as a Lender
By:	/s/ Thomas Tangen
Name: Thomas Tangen
Title: Senior Vice President Head of Healthcare

By:	/s/ Devan Patel
Name: Devan Patel
Title: Vice President

[CRL Third Amendment Signature Page]

U.S. Bank, National Association, as a Lender
By:	/s/ Joseph M. Schnorr
Name: Joseph M. Schnorr
Title: Senior Vice President

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT MUFG BANK, LTD, as a Lender and Issuing Bank
By:	/s/ Teuta Ghilaga
Name: Teuta Ghilaga
Title: Director

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT CITIBANK, N.A., as a Lender
By:	/s/ Michael Chen
Name: Michael Chen
Title: Authorized Signer

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT PNC BANK, NATIONAL ASSOCIATION, as a Lender and Issuing Bank
By:	/s/ Michael Richards
Name: Michael Richards
Title: SVP, Managing Director

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT KEYBANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Suzannah Valdivia
Name: Suzannah Valdivia
Title: Senior Vice President

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT Santander Bank, N.A., as a Lender
By:	/s/ William Latham
Name: William Latham
Title: Senior Vice President

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT SunTrust Bank, as a Lender
By:	/s/ Katherine Bass
Name: Katherine Bass
Title: Director

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT People’s United Bank, N.A., as a Lender
By:	/s/ Amy LeBlanc Hackett
Name: Amy LeBlanc Hackett
Title: Managing Director

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT Bank of the West, as a Lender
By:	/s/ Jeffrey Toner
Name: Jeffrey Toner
Title: Director

By:	/s/ Caroline Smith
Name: Caroline Smith
Title: Assistant Vice President

[CRL Third Amendment Signature Page]

REQUIRED LENDER CONSENT GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[CRL Third Amendment Signature Page]

SCHEDULE 2.04

REVOLVING COMMITMENTS

Lender	USD Revolving Commitment	Multicurrency Revolving Commitment[1]	Yen Revolving Commitment[2]
JPMORGAN CHASE BANK, N.A.	$213,913,043.46	$213,913,043.46
BANK OF AMERICA, N.A.	$213,913,043.48	$213,913,043.48
CITIZENS BANK, N.A.	$213,913,043.48	$213,913,043.48
TD BANK, N.A.	$213,913,043.48	$213,913,043.48
WELLS FARGO BANK, NATIONAL ASSOCIATION	$213,913,043.48	$213,913,043.48
DNB CAPITAL LLC	$133,695,652.19	$133,695,652.19
U.S. BANK NATIONAL ASSOCIATION	$133,695,652.19	$133,695,652.19
MUFG BANK, LTD.	$133,695,652.19	$133,695,652.19	$25,000,000
CITIBANK, N.A.	$133,695,652.19	$133,695,652.19
PNC BANK, NATIONAL ASSOCIATION	$89,130,434.77	$89,130,434.77	$25,000,000
KEYBANK NATIONAL ASSOCIATION	$89,130,434.77	$89,130,434.77
SANTANDER BANK, N.A.	$66,847,826.09	$66,847,826.09
SUNTRUST BANK	$66,847,826.09	$66,847,826.09
PEOPLE'S UNITED BANK	$44,565,217.38	$44,565,217.38
BANK OF THE WEST	$44,565,217.38	$44,565,217.38
GOLDMAN SACHS BANK USA	$44,565,217.38	$44,565,217.38
TOTALS	$2,050,000,000.00	$2,050,000,000.00	$50,000,000.00

1
With respect to each Revolving Lender with a USD Revolving Commitment and a Multicurrency Revolving Commitment, (a) the amount of such Lender’s total Revolving Commitment is equal to such Lender’s USD Revolving Commitment and (b) the amount of such Lender’s Multicurrency Revolving Commitment is a sublimit within such Lender’s total Revolving Commitment.

2
With respect to each Revolving Lender with a USD Revolving Commitment, a Multicurrency Revolving Commitment and a Yen Revolving Commitment, (a) the amount of such Lender’s total Revolving Commitment is equal to such Lender’s USD Revolving Commitment, (b) the amount of such Lender’s Multicurrency Revolving Commitment is a sublimit within such Lender’s total Revolving Commitment and (c) the amount of such Lender’s Yen Revolving Commitment is a sublimit within such Lender’s total Multicurrency Revolving Commitment.